Exhibit 99.2

LIBERTY MEDIA REPORTS

FOURTH QUARTER AND YEAR END 2014 FINANCIAL RESULTS

Englewood, Colorado, February 25, 2015 - Liberty Media Corporation (“Liberty Media”) (Nasdaq: LMCA, LMCB, LMCK) today reported fourth quarter and year end 2014 results.  Highlights include(1):

•                  SiriusXM reported strong fourth quarter and full year results

•                  Subscriber base grew to 27.3 million

•                  Revenue of $1.09 billion and $4.18 billion for the fourth quarter and full-year, respectively

•                  Adjusted EBITDA(2) grew 17% to $381 million for the quarter and 26% to $1.47 billion for the full year

•                  Net income increased 31% to $493 million in 2014

•                  2014 free cash flow(2) reached a record $1.16 billion, up 25%

•                  Repurchased $2.5 billion in shares in 2014

•                  Reiterated 2015 guidance: net subscriber additions of approximately 1.2 million, revenue of approximately $4.4 billion, adjusted EBITDA of approximately $1.6 billion, and free cash flow of approximately $1.25 billion

•                  Liberty Media’s ownership of SiriusXM stood at 56.7%(3)  as of February 3, 2015

•                  From November 1, 2014 through January 31, 2015, repurchased 489 thousand LMCK shares at an average price per share of $34.75 and a total cost of $17 million

•                  Completed the spin-off of Liberty Broadband Corporation (“Liberty Broadband”) on November 4, 2014

“Once again, SiriusXM posted record results for the fourth quarter and full year.  Subscriber growth in the fourth quarter was a particular highlight, marking the largest fourth quarter increase since 2007.  SiriusXM enters 2015 with a strong trial funnel, an unmatched offering of exclusive content and focused on the opportunities around a future connected car environment,” said Greg Maffei, President and CEO of Liberty Media.  “We are also pleased to have completed the spin-off of Liberty Broadband during the quarter.  We remain excited about the opportunities that lie ahead for both Charter Communications and Liberty Broadband.”

Liberty Media

Liberty Media acquired its controlling interest in SiriusXM on January 18, 2013 and has applied purchase accounting and consolidated the results of SiriusXM since that date.  Prior to the acquisition of Liberty Media’s controlling interest, we accounted for the investment in SiriusXM using the equity method.

Liberty Media’s revenue increased $70 million to $1.1 billion in the fourth quarter and $448 million to $4.5 billion for the year.  Adjusted OIBDA(2) increased $40 million to $359 million for the fourth quarter and $95 million to $1.4 billion for the year.  Operating income increased $17 million to $206 million for the fourth quarter and $27 million to $841 million for the year.  The increase in revenue, adjusted OIBDA and operating income was primarily due to the operating results of SiriusXM.

SiriusXM

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission.  SiriusXM reported its stand-alone fourth quarter and year end results on February 5, 2015.  For presentation purposes, in this release, we include below the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements.  Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results are best understood in the context of SiriusXM’s historical financial presentation.  For a reconciliation of revenue, adjusted OIBDA (as defined by Liberty Media) and operating income for SiriusXM’s stand-alone operating results as reported by SiriusXM, to those results as reported by Liberty Media, see Liberty Media’s Form 10-K for the year ended December 31, 2014.

Highlights of SiriusXM’s earnings release included the following:

•                  2014 revenue climbs 10% to $4.18 billion

•                  Net income increases 31% to $493 million in 2014

•                  Record adjusted EBITDA of $1.47 billion in 2014, up 26%

•                  2014 free cash flow(2) reaches record $1.16 billion, up 25%

•                  $2.5 billion of stock repurchased in 2014

Share Repurchases

Between the reclassification of the original Liberty Capital tracking stock on March 3, 2008 and July 23, 2014, Liberty Media repurchased shares of Series A common stock for aggregate cash consideration of $2.9 billion, representing 51% of shares outstanding(4). From November 1, 2014 through January 31, 2015, Liberty Media has repurchased approximately 0.5 million shares of Series C common stock at an average cost per share of $34.75 for total cash consideration of $17 million, representing 0.1% of shares outstanding(5).  The total remaining repurchase authorization for Liberty Media stock is approximately $610 million.

Spin-Off of Liberty Broadband

Liberty Media completed the previously announced spin-off of Liberty Broadband on November 4, 2014.  At the time of the spin-off Liberty Broadband was comprised of, among other things, its (i) interest in Charter Communications, (ii) subsidiary TruePosition, (iii) minority equity investment in Time Warner Cable, (iv) certain deferred tax liabilities, as well as liabilities related to the Time Warner Cable call options and (v) corporate net debt of $300 million.  In the spin-off, record holders of Series A, Series B and Series C common stock received one-fourth of a share of the corresponding series of Liberty Broadband common stock for every whole share of Liberty Media’s common stock held by them as of the distribution date for the spin-off, with cash in lieu of fractional shares.

FOOTNOTES

(1)         Liberty Media’s President and CEO, Greg Maffei, will discuss these highlights and other matters in Liberty Media’s earnings conference call which will begin at 4:30 p.m. (E.S.T.) on February 25, 2015.  For information regarding how to access the call, please see “Important Notice” later in this document.

(2)         For definitions of adjusted OIBDA (as defined by Liberty Media), Adjusted EBITDA (as defined by SiriusXM) and free cash flow (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

(3)         Quarter-over-quarter decline of less than 1% a result of the conversion of SiriusXM’s 7% Exchangeable Notes, partially offset by SiriusXM share repurchases.

(4)         Based on shares outstanding at the time of the introduction of the original Liberty Capital stock.

(5)         Based on shares outstanding as of October 31, 2014.  There were no share repurchases from July 23, 2014 through the Liberty Broadband spin to shareholders of record on October 29, 2014.

NOTES

Unless otherwise noted, the foregoing discussion compares financial information for the year ended December 31, 2014 to the same period in 2013.

The following financial information with respect to Liberty Media’s equity affiliates and available-for-sale securities is intended to supplement Liberty Media’s consolidated balance sheet and statement of operations to be included in its Form 10-K for the year ended December 31, 2014.

Fair Value of Corporate Public Holdings

(amounts in millions)	9/30/2014	12/31/2014
Charter Communications(1)	$4,201	$—
Live Nation debt and equity(2)	1,315	1,427
Other public holdings(3)	1,038	745
Total Liberty Media	$6,554	$2,172

(1)         In accordance with GAAP, Liberty Media accounted for its investment in the equity of Charter Communications using the equity method of accounting and included it in its consolidated balance sheet at its historical carrying value of $2.4 billion at September 30, 2014.  The equity investment in Charter Communications was subsequently spun-off as part of Liberty Broadband on November 4, 2014.

(2)         Represents the fair value of Liberty Media’s debt and equity investments.  In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its consolidated balance sheet at its historical carrying value of $452 million and $396 million at September 30, 2014 and December 31, 2014, respectively.

(3)         Represents Liberty Media’s other public holdings which are accounted for at fair value.

Cash and Debt

The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	9/30/2014	12/31/2014

Cash and liquid investments(1)(2)	$673	$880
Less: Short-term marketable securities	296	199
Total Liberty Media Cash (GAAP)	$377	$681

Debt:
SiriusXM senior notes(3)	$4,150	$4,150
SiriusXM exchangeable notes(3)	491	—
Liberty 1.375% Cash Convertible Notes due 2023(4)	1,000	1,000
Margin loans	250	250
Other debt	225	491
Total Liberty Media Debt	6,116	5,891
Unamortized premium	(42)	(39)
Total Liberty Media Debt (GAAP)	$6,074	$5,852

(1)         Includes $296 million and $199 million of short-term marketable securities with an original maturity greater than 90 days as of September 30, 2014 and December 31, 2014.

(2)         Includes $104 million and $148 million of cash and liquid investments held at SiriusXM as of September 30, 2014 and December 31, 2014, respectively.

(3)         Outstanding principal amount of Senior Notes and Exchangeable Senior Subordinated Notes with no increase for the premium resulting from purchase accounting.

(4)         Face amount of the cash convertible notes with no adjustment for the fair market value adjustment.

Total Liberty Media cash and liquid investments increased $207 million, primarily as a result of cash from operations at SiriusXM during the quarter and the distribution received as part of the spin-off of Liberty Broadband.  These sources of cash were partially offset by shares repurchased by SiriusXM and capital expenditures.   Included in the year end consolidated cash and liquid investments is $148 million at SiriusXM.  Although SiriusXM is a consolidated subsidiary, it is a separate public company with a significant non-controlling interest; therefore Liberty Media does not have ready access to SiriusXM’s cash balance.  Excluding cash held at SiriusXM, Liberty Media’s cash and liquid investments balance at December 31, 2014 was $732 million.

Total Liberty Media debt decreased by $225 million primarily as a result of the non-cash conversion of SiriusXM’s exchangeable notes, partially offset by borrowings on the SiriusXM credit facility and borrowings at the Atlanta Braves in connection with the new stadium project.

Important Notice: Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK) President and CEO, Greg Maffei, will discuss Liberty Media’s earnings release in a conference call which will begin at 4:30 p.m. (E.S.T.) on February 25, 2015.  The call can be accessed by dialing (800) 211-3767 or (719) 234-0008 at least 10 minutes prior to the start time.  Replays of the conference call can be accessed until 6:30 p.m. (E.S.T.) on March 4, 2015, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 3959610.  The call will also be broadcast live across the Internet and archived on our website.  To access the webcast go to http://www.libertymedia.com/events.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, growth of SiriusXM’s subscriber base, the future financial performance of SiriusXM (including guidance provided by SiriusXM), the continuation of our stock repurchase plan, the repurchase activity of SiriusXM, and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the competitive position of SiriusXM versus other radio and audio entertainment providers, the ability of SiriusXM to attract and retain subscribers, the dependence of SiriusXM upon the auto industry, general economic conditions, the failure of SiriusXM’s satellites (which, in most cases, are not insured), the interruption or failure of SiriusXM’s information and communication systems, the security of personal customer information, royalties SiriusXM pays for music rights (which increase over time), the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, failure of third parties to perform, changes in consumer protection laws and their enforcement, continued access to capital on terms acceptable to Liberty Media,  changes in law and market conditions conducive to stock repurchases.  These forward-looking statements speak only as of the date of this presentation, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Form 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s business which may affect the statements made in this presentation.

Contact: Courtnee Ulrich (720) 875-5420

LIBERTY MEDIA CORPORATION

CONSOLIDATED BALANCE SHEET (unaudited)

	12/31/2013	12/31/2014
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$1,088	681
Trade and other receivables, net	206	235
Deferred income tax assets	916	931
Short term marketable securities	15	199
Other current assets	269	298
Total current assets	2,494	2,344
Investments in available-for-sale securities and other cost investments	1,324	816
Investments in affiliates, accounted for using the equity method	3,299	851

Property and equipment, at cost	2,149	2,257
Accumulated depreciation	(341)	(501)
	1,808	1,756
Intangible assets not subject to amortization
Goodwill	14,365	14,345
FCC licenses	8,600	8,600
Other	1,073	1,073
	24,038	24,018

Intangible assets subject to amortization, net	1,200	1,096
Other assets, at cost, net of accumulated amortization	379	326
Total assets	$34,542	31,207

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$670	712
Current portion of debt	777	257
Deferred revenue	1,575	1,641
Other current liabilities	150	40
Total current liabilities	3,172	2,650

Long-term debt	4,778	5,595
Deferred income tax liabilities	2,312	2,438
Other liabilities	398	348
Total liabilities	10,660	11,031

Equity:
Total stockholders’ equity	14,081	11,398
Noncontrolling interests in equity of subsidiaries	9,801	8,778
Total equity	23,882	20,176
Commitments and contingencies
Total liabilities and equity	$34,542	31,207

LIBERTY MEDIA CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

	Years Ended
	12/31/2013	12/31/2014
	amounts in millions
Revenue:
Subscriber revenue	$3,131	3,514
Other revenue	871	936
Total revenue	4,002	4,450

Operating costs and expenses, including stock-based compensation:
Cost of subscriber services (excluding depreciation shown separately below)
Revenue share and royalties	679	810
Programming and content(1)	243	262
Customer service and billing(1)	308	373
Other(1)	104	135
Subscriber acquisition cost	491	493
Other operating expense(1)	284	304
Selling, general and administrative(1)	764	873
Depreciation and amortization	315	359
	3,188	3,609
Operating income (loss)	814	841

Other income (expense):
Interest expense	(132)	(255)
Dividend and interest income	48	27
Share of earnings (losses) of affiliates, net	(32)	(113)
Realized and unrealized gains (losses) on financial instruments, net	295	38
Gains (losses) on transactions, net	7,978	—
Other, net	(115)	(77)
	8,042	(380)
Earnings (loss) from continuing operations before income taxes	8,856	461
Income tax (expense) benefit	135	(66)
Net earnings (loss)	8,991	395
Less net earnings (loss) attributable to the noncontrolling interests	211	217
Net earnings (loss) attributable to Liberty stockholders	$8,780	178

(1) Includes stock based compensation as follows:
Programming and content	15	17
Customer service and billing	4	5
Other costs of services	7	8
Operating	14	17
Selling, general and administrative	153	170
	$193	217

LIBERTY MEDIA CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

	Years Ended
	12/31/2013	12/31/2014
	amounts in millions
Cash flows from operating activities:
Net earnings	$8,991	395
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	315	359
Stock-based compensation	193	217
Cash payments for stock-based compensation	(2)	(29)
Excess tax benefits from stock-based compensation	(6)	(3)
Noncash interest expense	(62)	(34)
Share of (earnings) losses of affiliates, net	32	113
Realized and unrealized gains on financial instruments, net	(295)	(38)
Early extinguishment of debt	21	—
Losses (gains) on transactions, net	(7,978)	—
Deferred income tax expense	(172)	91
Other, net	90	95
Changes in operating assets and liabilities
Current and other assets	187	(74)
Payables and other liabilities	(78)	33
Net cash provided (used) by operating activities	1,236	1,125

Cash flows from investing activities:
Cash proceeds from dispositions	80	247
Proceeds (payments) from settlement of financial instruments, net	(59)	(72)
Cash (paid) for acquisitions, net of cash acquired	(117)	(47)
Investments in and loans to cost and equity investees	(2,585)	(183)
Repayment of loans and other cash receipts from cost and equity investees	81	42
Capital expended for property and equipment	(207)	(194)
Purchases of short term investments and other marketable securities	(178)	(360)
Sales of short term investments and other marketable securities	229	176
Other investing activities, net	(8)	(20)
Net cash provided (used) by investing activities	(2,764)	(411)

Cash flows from financing activities:
Borrowings of debt	5,923	2,758
Repayments of debt	(2,779)	(1,936)
Cash provided by Broadband spinoff	—	259
Proceeds (payments) from settlement of financial instruments	(299)	—
Issuance of warrants	170	—
Repurchases of Liberty common stock	(140)	—
Cash included in exchange transaction	(429)	—
Shares issued by subsidiary	21	—
Shares repurchased by subsidiary	(1,602)	(2,157)
Taxes paid in lieu of shares issued for stock-based compensation	(51)	(48)
Excess tax benefit from stock-based compensation	6	3
Other financing activities, net	(7)	—
Net cash provided (used) by financing activities	813	(1,121)

Net cash provided (used) by discontinued operations:
Cash provided (used) by operating activities	—	—
Cash provided (used) by investing activities	—	—
Cash provided (used) by financing activities	550	—
Change in available cash held by discontinued operations	650	—
Net cash provided (used) by discontinued operations	1,200	—
Net increase (decrease) in cash and cash equivalents	485	(407)
Cash and cash equivalents at beginning of period	603	1,088
Cash and cash equivalents at end of period	$1,088	681

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Media, together with a reconciliation to operating income, as determined under GAAP.  Liberty Media defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses, excluding all stock based compensation, and excludes from that definition depreciation and amortization, restructuring and impairment charges and separately reported legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty Media believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business’ ability to service debt and fund capital expenditures.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media’s management considers in assessing the results of operations and performance of its assets.  Please see the attached schedules for applicable reconciliations.

The following tables provide a reconciliation of adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014, December 31, 2014, respectively, and the years ended December 31, 2013 and 2014.

QUARTERLY SUMMARY

(amounts in millions)	4Q13	1Q14	2Q14	3Q14	4Q14
Liberty Media
Revenue	$1,025	$1,011	$1,160	$1,184	$1,095

Adjusted OIBDA	319	294	372	392	359
Depreciation and amortization	(78)	(90)	(92)	(90)	(87)
Stock compensation expense	(52)	(49)	(49)	(53)	(66)
Operating Income (Loss)	$189	$155	$231	$249	$206

ANNUAL SUMMARY

(amounts in millions)	2013	2014
Liberty Media
Revenue	$4,002	$4,450

Adjusted OIBDA	1,322	1,417
Depreciation and amortization	(315)	(359)
Stock compensation expense	(193)	(217)
Operating Income (Loss)	$814	$841

SCHEDULE 2

This press release also includes a presentation of Adjusted EBITDA, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM’s stand-alone net income, as determined under GAAP.  SiriusXM defines Adjusted EBITDA as follows:  EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization.  SiriusXM adjusts EBITDA to remove the impact of other income and expense, loss on extinguishment of debt, loss on change in value of derivatives, as well as certain other charges discussed below.  This measure is one of the primary non-GAAP financial measures on which SiriusXM (i) evaluates the performance of its businesses, (ii) bases its internal budgets and (iii) compensates management.  Adjusted EBITDA is a non-GAAP financial performance measure that excludes (if applicable):  (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization and (iii) share-based payment expense.  The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenue not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers.  SiriusXM believes Adjusted EBITDA is a useful measure of the underlying trend of SiriusXM’s operating performance, which provides useful information about its business apart from the costs associated with its physical plant, capital structure and purchase price accounting.  SiriusXM believes investors find this non-GAAP financial measure useful when analyzing its results and comparing its operating performance to the performance of other communications, entertainment and media companies.  SiriusXM believes investors use current and projected Adjusted EBITDA to estimate its current and prospective enterprise value and to make investment decisions.  Because SiriusXM funds and builds-out its satellite radio system through the periodic raising and expenditure of large amounts of capital, its results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry.  SiriusXM also believes the exclusion of share-based payment expense is useful given share-based payment expense is not directly related to the operational conditions of our business.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM’s statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM.  SiriusXM endeavors to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure.  Investors that wish to compare and evaluate SiriusXM’s operating results after giving effect for these costs, should refer to net income as disclosed in its consolidated statements of comprehensive income.  Since Adjusted EBITDA is a non-GAAP financial performance measure, SiriusXM’s calculation of Adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.  The reconciliation of SiriusXM’s stand-alone net income to Adjusted EBITDA is calculated as follows (in thousands):

	Unaudited
	For the Three Months
	Ended December 31,
($ in thousands)	2014	2013
Net income (GAAP):	$143,122	$65,197
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813
Operating expenses	(946)	(1,068)
Share-based payment expense (GAAP)	20,380	19,102
Depreciation and amortization (GAAP)	66,402	60,348
Interest expense, net of amounts capitalized (GAAP)	71,981	54,140
Loss on extinguishment of debt and credit facilities, net (GAAP)	—	66,229
Interest and investment income (GAAP)	(5,910)	(3,328)
Loss on change in value of derivatives (GAAP)	—	20,393
Other income (GAAP)	(467)	(295)
Income tax expense (GAAP)	84,931	43,020
Adjusted EBITDA	$381,306	$325,551

	Unaudited
	For the Years Ended
	December 31,
($ in thousands)	2014	2013
Net income (GAAP):	$493,241	$377,215
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	7,251	7,251
Operating expenses	(3,781)	(207,854)
Share-based payment expense (GAAP)	78,212	68,876
Depreciation and amortization (GAAP)	266,423	253,314
Interest expense, net of amounts capitalized (GAAP)	269,010	204,671
Loss on extinguishment of debt and credit facilities, net (GAAP)	—	190,577
Interest and investment income (GAAP)	(15,498)	(6,976)
Loss on change in value of derivatives (GAAP)	34,485	20,393
Other (income) loss (GAAP)	887	(1,204)
Income tax expense (GAAP)	337,545	259,877
Adjusted EBITDA	$1,467,775	$1,166,140

SCHEDULE 3

SiriusXM’s free cash flow derives from cash flow provided by operating activities, capital expenditures and restricted and other investment activity.  The calculation for free cash flow is as follows (in thousands).

	Unaudited
	For the Three Months
	Ended December 31,
($ in thousands)	2014	2013
Cash Flow Information
Net cash provided by operating activities	$365,076	$358,575
Net cash used in investing activities	(34,402)	(580,734)
Net cash used in financing activities	(286,535)	(359,820)

Free Cash Flow
Net cash provided by operating activities	$365,076	$358,575
Additions to property and equipment	(34,402)	(55,382)
Free cash flow	$330,674	$303,193

	Unaudited
	For the Years Ended
	December 31,
($ in thousands)	2014	2013
Cash Flow Information
Net cash provided by operating activities	$1,253,244	$1,102,832
Net cash used in investing activities	(96,324)	(700,688)
Net cash used in financing activities	(1,144,001)	(788,284)

Free Cash Flow
Net cash provided by operating activities	$1,253,244	$1,102,832
Additions to property and equipment	(121,646)	(173,617)
Purchase of restricted and other investments	—	(1,719)
Return of capital from investment in unconsolidated subsidiary	24,178	—
Free cash flow	$1,155,776	$927,496